UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

BIT DIGITAL INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38421	98-1606989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31 Hudson Yards, Floor 11, New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 463-5121

N/A

(Former name or former address, if changed since last report.)

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, $.01 par value	BTBT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

Bridge Facility

On May 20, 2026 (the “Effective Date”), Bit Digital, Inc.’s (the “Company”) wholly-owned subsidiary, Bit Digital Capital, Inc. (the “Lender”), a Delaware corporation, entered into an inter-company Delayed Draw Term Loan Facility and Security Agreement (the “Term Loan”) with Enovum NC-1 Venture, LLC (the “Borrower”), a Delaware limited liability company and an indirect wholly-owned subsidiary of White Fiber Operating Partnership LP, a Delaware limited partnership (the “Guarantor”). The Borrower intends to use the Term Loan for general corporate purposes, which may include the completion of the buildout of the first phase of a high-performance computing (HPC) data center located in Madison, North Carolina (“NC-1”), being developed by affiliates of WhiteFiber, Inc. (“WhiteFiber”), subject to the timing of the closing of permanent financing, as well as other growth initiatives. The Term Loan provides for loans in an aggregate principal amount of up to $100 million, which may be increased to $150 million (the “Facility Size”) upon mutual agreement of the parties.

The term of the Term Loan (the “Facility Availability Period”) is for nine months or, if extended by the Borrower upon written notice delivered no less than 30 days prior to the nine-month anniversary of the Effective Date, for an additional three months. The interest rate is equal to 9.5% per annum before the Rate Step Down Event, and 8% thereafter. The “Rate Step Down Event” will occur when the Borrower has delivered reasonable evidence to the Lender that the following conditions have been satisfied: (i) the development of a 40 megawatt Phase I buildout of NC-1 has been substantially completed and (ii) at least 80% of the Phase I data center capacity has been leased to tenants at market rates.

The Lender has agreed to make loans of not less than $1 million, each subject to the satisfaction of normal closing conditions. Each Advance will be funded net of a 3% original issue discount, with the Borrower remaining liable for the full stated principal amount. The Borrower will pay a commitment fee equal to 0.50% of the undrawn Facility Size, payable upon expiration of the Facility Availability Period. The Borrower may elect, at its sole discretion, to have all or any portion of accrued and unpaid interest added to the outstanding principal amount of an Advance on each Interest Payment Date (payment-in-kind). Payments to the Lender on any Advance as of such Advance’s Maturity Date shall be no less than 1.1 multiplied by the principal amount of such Advance (excluding any original issue discount), less the cumulative amount of all payments (including interest, payment-in-kind interest, and fees) received by the Lender in respect of such Advance (the “MOIC Amount”). Any overdue amounts shall bear interest at the Default Rate, equal to the lesser of (i) the Interest Rate plus 3.0% per annum or (ii) on any day, the highest rate of interest (if any) permitted by applicable law or regulation on such day. There is no prepayment penalty, and prepayment will not reduce the MOIC Amount owed by the Borrower to the Lender.

No later than the fifth Business Day following the date of receipt by the Borrower of any Net Cash Proceeds from any disposition of Collateral not in the Ordinary Course of Business, the Borrower shall prepay the Advances in an aggregate amount equal to 100% of such Net Cash Proceeds. The Collateral is defined as all of the Borrower’s rights, title and interest in all of the stock in Enovum NC-1 Topco, Inc.

When Enovum NC-1 Bidco, LLC or another affiliate of Borrower obtains loan financing from institutional investors or other form of permanent financing in respect of NC-1 (a “Collateral Step Down Event”), the Lender has agreed to release any and all liens and security interests which it may have in respect of the Collateral. The Guarantor, as the parent entity and 100% holder of the Borrower’s membership interests, has irrevocably and unconditionally guaranteed the due and punctual payment in full of principal and interest on the draws under the Term Loan when the same become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise. Upon the occurrence of a Collateral Step Down Event, any and all obligations of the Guarantor under the Term Loan, other than those obligations that arose prior to the Collateral Step Down Event, shall be released.

Bridge Facility – Fairness Opinions

The Boards of Directors of Bit Digital and WhiteFiber have received the written opinion of Needham and Company LLC and Seaport Global Securities, LLC, respectively (the “Fairness Opinions”), to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the terms of the Term Loan are fair, from a financial point of view, to Bit Digital and WhiteFiber and their unaffiliated minority shareholders, respectively. The Term Loan transaction was approved by an independent committee of each of the Company’s and WhiteFiber’s Board of Directors. Bit Digital was represented in this transaction by Davidoff Hutcher & Citron LLP, and WhiteFiber was represented by White & Case LLP.

B. Riley Assignment

On May 26, 2026, the Lender assigned a $20 million portion of an Advance under the Term Loan to B. Riley Securities, Inc. (“B. Riley”), a Delaware corporation, pursuant to an Assignment and Assumption Agreement (the “Assignment Agreement”) by and between the Lender and B. Riley. Pursuant to the Assignment Agreement, B. Riley became a lender of record under the Term Loan with respect to such assigned Advance on the same economic terms as the Lender, including the Interest Rate, MOIC Amount and security interest in the Collateral. The assigned Advance has a term of 90 days.

Galaxy Facility

In order to fund the Term Loan, Bit Digital entered into a Master Digital Currency Loan Agreement dated March 27, 2026, with Galaxy Digital LLC (“Galaxy”). The Galaxy Loan Agreement had not been drawn down prior to the Term Loan. The Galaxy Loan Agreement provides for loans to the Company from time to time, with each loan amount, collateral and other terms determined and agreed upon by the Company and Galaxy pursuant to individual Loan Term Sheets. Collateral for each loan may consist of Dollars or Digital Currency, as agreed by the parties. The Loans may be either: an Open Loan, without a Maturity Date, where the Borrower may repay and Lender may recall the Borrowed Asset at any time, or a Term Loan with a predetermined Maturity Date, where the Lender has no right to demand a return of the Borrowed Asset before the Maturity Date. The Borrow Fee for each loan is as agreed upon in the relevant Loan Term Sheet. The initial draw on May 20, 2026 was for $50 million at an interest rate of 5.45% per annum. The Galaxy Loan Agreement has a one-year term with automatic annual renewal, terminable by either party on ten (10) Business Days’ notice prior to the end of a one-year period, or upon thirty (30) Business Days’ prior written notice. If the Company fails to return a Borrowed Asset by the applicable Maturity Date or Recall Delivery Date, a Late Fee of 5% (annualized, calculated daily) of the notional amount of the loan shall apply in addition to the Borrow Fee for each Business Day the Company fails to return such Borrowed Asset.

The Company may be required to contribute additional collateral if the value of the collateral falls below the Margin Call Rate specified in the applicable Loan Term Sheet. Under the Galaxy Loan Agreement, the Lender will receive the benefit and ownership of any incremental tokens generated as a result of a Hard Fork (a software update causing a permanent split into two separate networks running in parallel) or Applicable Airdrop (a distribution of new token(s) resulting from ownership of a Digital Currency) with respect to any loaned Digital Currency, and the Company will receive the same benefit with respect to any Digital Currency posted as Collateral, in each case subject to the conditions set forth in the Galaxy Loan Agreement. The Galaxy Loan Agreement will terminate upon, among other things: (i) the Company’s Net Asset Value as of the last Business Day of any calendar month declining by 25% or more from the immediately preceding calendar month, by 35% or more from the third calendar month immediately preceding such day, or by 45% or more from any calendar month in the immediately preceding calendar year; or (ii) the Company’s Net Worth at the end of any calendar month being less than the greater of (a) the Company’s Net Worth as of the Effective Date or (b) 50% of the highest month-end Net Worth achieved by the Company during the term of the Galaxy Loan Agreement.

All capitalized terms used in this Current Report on Form 8-K (this “Current Report”), but not otherwise defined, have the meaning ascribed to such terms in the exhibits set forth herein as Exhibits 10.1 and 10.2. The foregoing descriptions of the Galaxy Loan Agreement and Term Loan are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 to this Current Report concerning the Company’s Master Digital Currency Loan Agreement with Galaxy Digital LLC and the Delayed Draw Term Loan Facility and Security Agreement with Enovum NC-1 Venture, LLC and White Fiber Operating Partnership LP is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On May 27, 2026, the Company issued a press release announcing the Company’s Master Digital Currency Loan Agreement with Galaxy Digital LLC and the Delayed Draw Term Loan Facility and Security Agreement with Enovum NC-1 Venture, LLC and White Fiber Operating Partnership LP. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report and in Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report and the exhibits hereto contain “forward-looking” statements, as that term is defined under the federal securities laws, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include statements concerning the Company’s expectations regarding the deployment of capital pursuant to the Term Loan, the anticipated use of proceeds by the Borrower, the expected completion of the buildout of NC-1, and the Company’s expected returns on its investment. In some cases, forward-looking statements can be identified by the use of terms such as “may,” “will,” “might,” “to allow,” “intends,” “expects” or similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual events to differ from the Company’s plans. These risks include, but are not limited to, the Borrower’s ability to complete the buildout of NC-1 on schedule and within budget, the Borrower’s ability to lease data center capacity at market rates, the Borrower’s ability to obtain permanent financing, the creditworthiness of the Borrower and the Guarantor, market risks, trends and conditions, and those risks included in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on March 27, 2026, and other filings that the Company makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. In addition, forward-looking statements contained in this Current Report and the exhibits hereto are based on assumptions that the Company believes to be reasonable as of the date of this Current Report. The Company assumes no obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise except to the extent required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.
10.1+	Master Digital Currency Loan Agreement dated March 27, 2026, by and between Bit Digital Inc. and Galaxy Digital LLC.
10.2	Delayed Draw Term Loan Facility and Security Agreement effective May 20, 2026, by and among Enovum NC-1 Venture, LLC, Bit Digital Capital, Inc. and White Fiber Operating Partnership LP.
99.1	Press Release, dated May 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIT DIGITAL, INC.

Date: May 27, 2026	By:	/s/ Samir Tabar
Samir Tabar
Chief Executive Officer

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